UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 1, 2005
Spark Networks plc
(Exact Name of Registrant as Specified in Its Charter)
England and Wales
(State or Other Jurisdiction of Incorporation)

000-51195 (Commission File Number)	98-0200628 (IRS Employer Identification No.)

8383 Wilshire Boulevard, Suite 800, Beverly Hills, California (Address of Principal Executive Offices)	90211 (Zip Code)
(323) 836-3000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Standstill Agreement
On December 1, 2005, Spark Networks plc (the “Company”) and Great Hill Equity Partners II (the “Shareholder”) entered into a Standstill Agreement with a term of five years, unless terminated earlier. Pursuant to the Standstill Agreement, for a period of 14 months from the date of the Standstill Agreement (the “Fourteen Month Period”), the Shareholder agreed that it would not, without the prior written consent of the Company:
•	acquire or seek to acquire, directly or indirectly, by purchase or otherwise, ownership of any voting securities of the Company (or rights to acquire any class of securities of the Company or any subsidiary thereof) such that the Shareholder and its affiliates (the “Shareholder Group”) would beneficially own more than 29.9% of the total voting power (the “Total Voting Power”) of the Company, which is defined as the aggregate number of votes which may be cast by holders of outstanding voting securities on a poll at a general meeting of the Company taking into account any voting restrictions imposed by the Company’s Articles of Association, or take any action that would require the Company to make a public announcement regarding the foregoing under applicable law;

•	participate in any of the following with respect to the Company or its subsidiaries: (i) any tender, takeover or exchange offer or other business combination, (ii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction, or (iii) any solicitation of proxies or consents to vote any voting securities;

•	form, join or participate in a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, in connection with any of the foregoing;

•	seek to control the Board of Directors of the Company; and

•	enter into any arrangements with any third party with respect to any of the above.
After the expiration of the Fourteen Month Period, the Shareholder agreed that it would not acquire or seek to acquire beneficial ownership of any voting securities of the Company (or rights to acquire any class of securities of the Company or any subsidiary thereof) or participate in any tender, takeover or exchange offer or other business combination, or any recapitalization, restructuring, dissolution or other extraordinary transaction if (i) prior to giving effect thereto, the Shareholder Group beneficially owns less than 60% of Total Voting Power and (ii) after giving effect, the Shareholder Group would beneficially own more than 29.9% of Total Voting Power.
Notwithstanding the foregoing, the Shareholder Group, after the Fourteen Month Period, would not be deemed to beneficially own any voting securities owned by another person if the sole reason is being a member of a group with such person and there are no other indicia of beneficial ownership of such securities that are attributable to the Shareholder Group.
The provisions of the Standstill Agreement do not apply to (i) repurchases, redemptions, a rights issue, recapitalizations and consolidation or a share capital reduction by the Company, and (ii) offers to acquire securities by the Shareholder Group to all of the holders of voting securities of the Company.

Furthermore, each member of the Shareholder Group agreed not to sell or transfer shares purchased pursuant to certain share purchase agreements for 180 days from the date of the Standstill Agreement without the written consent of the Company.
Tax Indemnification Agreements
On December 1, 2005, in connection with the exercise of options, each of Joe Y. Shapira and Alon Carmel entered into tax indemnification agreements with the Company. Mr. Shapira is the Executive Chairman of the Company’s Board of Directors. Mr. Carmel is a co-founder, former President and former Executive Co-Chairman of the Company’s Board of Directors. Pursuant to the indemnification agreements, each of Messrs. Shapira and Carmel agreed to indemnify and pay to the Company any taxes (including income, employment or other withholding taxes), interest and/or penalties and other costs and expenses (including attorney’s fees incurred by the Company) the Company is required to pay as a result of the Company’s failure to withhold any federal, state, local or foreign taxes in respect of the exercise of each of their options, respectively.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits

Exhibit
Number	Description
10.1	Standstill Agreement entered into by the Company and Great Hill Equity Partners II on December 1, 2005.

10.2	Tax Indemnification Agreement entered into by the Company and Joe Y. Shapira on December 1, 2005.

10.3	Tax Indemnification Agreement entered into by the Company and Alon Carmel on December 1, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS PLC
Date: December 6, 2005	By:	/s/ Mark Thompson
	Name:	Mark Thompson
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Standstill Agreement entered into by the Company and Great Hill Equity Partners II on December 1, 2005.

10.2	Tax Indemnification Agreement entered into by the Company and Joe Y. Shapira on December 1, 2005.

10.3	Tax Indemnification Agreement entered into by the Company and Alon Carmel on December 1, 2005.

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